Exhibit 99.1

Stifel Reports Second Quarter 2025 Results

ST. LOUIS, MO, July 30, 2025 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.3 billion for the three months ended June 30, 2025, compared with $1.2 billion a year ago. Net income available to common shareholders was $145.7 million, or $1.34 per diluted common share, compared with $156.0 million, or $1.41 per diluted common share for the second quarter of 2024. Non-GAAP net income available to common shareholders was $185.6 million, or $1.71 per diluted common share for the second quarter of 2025.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “We achieved the best second quarter in our history, generating over $1.28 billion in net revenue and $1.71 in core EPS despite a challenging April. These results reflect the strength of our diversified, advice-driven model and the consistency of our performance across market cycles. With our strongest financial advisor recruiting quarter in 10 years, growing momentum in our Institutional business, and continued progress in key growth areas, we are confident about the second half of the year and beyond.”

Highlights

The Company reported net revenues of $1.28 billion, the third best quarter in its history, driven by higher transactional revenues, asset management revenues, net interest income, and capital raising revenues.

Non-GAAP net income available to common shareholders of $1.71 per diluted common share.

Transactional revenues increased 11% over the year-ago quarter.

Asset management revenues increased 6% over the year-ago quarter.

Capital raising revenues increased 4% over the year-ago quarter.

Record client assets of $516.5 billion, up 9% over the year-ago quarter.

Added 82 financial advisors during the quarter, including 20 experienced employee advisors and 1 experienced independent advisor and 36 experienced advisors from B. Riley.

Non-GAAP pre-tax margin of 20.3%.

Annualized return on tangible common equity (ROTCE) (5) of 21.7%.

Tangible book value per common share (7) of $33.30, up 4% from prior year.

Financial Summary (Unaudited)
(000s)	2Q 2025	2Q 2024	6m 2025	6m 2024

GAAP Financial Highlights:

Net revenues	$1,284,286	$1,217,932	$2,539,755	$2,380,970

Net income (1)	$145,734	$155,973	$189,406	$310,228

Diluted EPS (1)	$1.34	$1.41	$1.73	$2.82

Comp. ratio	60.3%	59.3%	59.3%	58.9%

Non-comp. ratio	23.1%	22.1%	29.8%	22.4%

Pre-tax margin	16.6%	18.6%	10.9%	18.7%

Non-GAAP Financial Highlights:

Net revenues	$1,284,378	$1,217,941	$2,539,833	$2,380,979

Net income (1) (2)	$185,626	$176,570	$239,862	$339,916

Diluted EPS (1) (2)	$1.71	$1.60	$2.18	$3.09

Comp. ratio (2)	58.0%	58.0%	58.0%	58.0%

Non-comp. ratio (2)	21.7%	21.4%	28.7%	21.8%

Pre-tax margin (3)	20.3%	20.6%	13.3%	20.2%

ROCE (4)	15.2%	15.1%	9.8%	14.7%

ROTCE (5)	21.7%	21.9%	13.8%	21.4%

Global Wealth Management (assets and loans in millions)

Net revenues	$845,631	$801,135	$1,696,190	$1,591,635

Pre-tax net income	$306,056	$299,173	$432,461	$589,921

Total client assets	$516,532	$474,137

Fee-based client assets	$206,319	$179,749

Bank loans (6)	$21,448	$19,820

Institutional Group

Net revenues	$419,779	$390,721	$804,708	$742,097

Equity	$220,168	$217,694	$456,360	$424,111

Fixed Income	$199,611	$173,027	$348,348	$317,986

Pre-tax net income	$61,040	$48,813	$88,471	$85,922

Media Contact: Neil Shapiro (212) 271-3447  |  Investor Contact: Joel Jeffrey (212) 271- 3610  |  www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported net revenues of $845.6 million for the three months ended June 30, 2025 compared with $801.1 million during the second quarter of 2024. Pre-tax net income was $306.1 million compared with $299.2 million in the second quarter of 2024.

Highlights

Ranked No. 1 in Overall Employee Advisor Satisfaction for the third straight year.

Added 82 financial advisors during the quarter, including 20 experienced employee advisors, and 1 experienced independent advisor, and 36 experienced financial advisors from B. Riley, with a combined total trailing 12 month production of $50.6 million.

Record client assets of $516.5 billion, up 9% over the year-ago quarter.

Fee-based client assets of $206.3 billion, up 15% over the year-ago quarter.

Net revenues increased 6% from a year ago:

Transactional revenues increased 3% over the year-ago quarter reflecting an increase in client activity.

Asset management revenues increased 6% over the year-ago quarter reflecting higher asset values and net new asset growth.

Net interest income increased 8% over the year-ago quarter driven by balance sheet growth, partially offset by lower interest rates and changes in the deposit mix.

Total Expenses:

Compensation expense as a percentage of net revenues increased to 49.7% primarily as a result of higher compensable revenues.

Provision for credit losses was primarily impacted by specific reserves on individual credits and overall loan growth in the retained portfolio.

Non-compensation operating expenses as a percentage of net revenues increased to 14.1% primarily as a result of an increase in the provision for credit losses, partially offset by revenue growth over the year-ago quarter.

Summary Results of Operations

(000s)	2Q 2025	2Q 2024

Net revenues	$845,631	$801,135

Transactional revenues	182,666	177,308

Asset management	403,574	380,737

Net interest income	254,148	236,281

Investment banking	6,224	5,780

Other income	(981)	1,029

Total expenses	$539,575	$501,962

Compensation expense	420,240	392,941

Provision for credit losses	8,328	2,954

Non-comp. opex	111,007	106,067

Pre-tax net income	$306,056	$299,173

Compensation ratio	49.7%	49.0%

Non-compensation ratio	14.1%	13.7%

Pre-tax margin	36.2%	37.3%

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Institutional Group

Institutional Group reported net revenues of $419.8 million for the three months ended June 30, 2025 compared with $390.7 million during the second quarter of 2024. Institutional Group reported pre-tax net income of $61.0 million for the three months ended June 30, 2025 compared $48.8 million in the second quarter of 2024.

Highlights

Investment banking revenues remained consistent with a year ago:

Advisory revenues decreased 3% from the year-ago quarter driven by lower levels of completed advisory transactions.

Fixed income capital raising revenues increased 12% over the year-ago quarter primarily driven by higher bond issuances.

Equity capital raising revenues decreased 4% from the year-ago quarter driven by lower volumes.

Fixed income transactional revenues increased 21% from a year ago:

Fixed income transactional revenues increased from the year-ago quarter driven by higher client activity in a more volatile market environment and realized trading gains.

Equity transactional revenues increased 16% from a year ago:

Equity transactional revenues increased from the year-ago quarter primarily driven by increased client activity.

Total Expenses:

Compensation expense as a percentage of net revenues increased to 61.4% primarily driven by higher variable compensation expense as a result of an improving operating environment.

Non-compensation operating expenses as a percentage of net revenues decreased to 24.1% primarily as a result of higher revenues.

Summary Results of Operations

(000s)	2Q 2025	2Q 2024

Net revenues	$419,779	$390,721

Investment banking	227,236	227,501

Advisory	127,305	131,411

Fixed income capital raising	53,744	48,143

Equity capital raising	46,187	47,947

Fixed income transactional	129,117	106,685

Equity transactional	61,489	52,907

Other	1,937	3,628

Total expenses	$358,739	$341,908

Compensation expense	257,697	239,036

Non-comp. opex.	101,042	102,872

Pre-tax net income	$61,040	$48,813

Compensation ratio	61.4%	61.2%

Non-compensation ratio	24.1%	26.3%

Pre-tax margin	14.5%	12.5%

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Other Matters

Highlights

The Company repurchased $83.0 million of its outstanding common stock during the second quarter.

Weighted average diluted shares outstanding decreased primarily as a result of share repurchases, partially offset by the increase in the Company’s share price.

The Board of Directors declared a $0.46 quarterly dividend per share payable on June 16, 2025 to common shareholders of record on June 2, 2025.

The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on June 16, 2025 to shareholders of record on June 2, 2025.

	2Q 2025	2Q 2024

Common stock repurchases

Repurchases (000s)	$83,039	$17,597

Number of shares (000s)	970	229

Average price	$85.62	$76.97

Period end shares (000s)	102,190	102,518

Weighted average diluted shares outstanding (000s)	108,847	110,285

Effective tax rate	27.5%	27.1%

Stifel Financial Corp. (8)

Tier 1 common capital ratio	14.5%	14.8%

Tier 1 risk based capital ratio	17.5%	17.8%

Tier 1 leverage capital ratio	10.8%	11.1%

Tier 1 capital (MM)	$4,116	$4,044

Risk weighted assets (MM)	$23,588	$22,734

Average assets (MM)	$38,013	$36,275

Quarter end assets (MM)	$39,860	$37,809

Agency	Rating	Outlook

Fitch Ratings	BBB+	Stable

S&P Global Ratings	BBB	Stable

Conference Call Information

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Stifel Financial Corp. will host its second quarter 2025 financial results conference call on Wednesday, July 30, 2025, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 2769458. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended					Six Months Ended

(000s, except per share amounts)	6/30/2025	6/30/2024	% Change	3/31/2025	% Change	6/30/2025	6/30/2024	% Change

Revenues:

Commissions	$ 200,669	$ 183,317	9.5	$ 193,670	3.6	$ 394,339	$ 368,793	6.9

Principal transactions	172,603	153,574	12.4	141,660	21.8	314,263	292,588	7.4

Investment banking	233,460	233,281	0.1	237,942	(1.9)	471,402	447,230	5.4

Asset management	403,608	380,757	6.0	409,541	(1.4)	813,149	748,233	8.7

Other income	3,690	16,180	(77.2)	10,581	(65.1)	14,271	21,130	(32.5)

Operating revenues	1,014,030	967,109	4.9	993,394	2.1	2,007,424	1,877,974	6.9

Interest revenue	477,056	498,152	(4.2)	475,632	0.3	952,688	1,004,980	(5.2)

Total revenues	1,491,086	1,465,261	1.8	1,469,026	1.5	2,960,112	2,882,954	2.7

Interest expense	206,800	247,329	(16.4)	213,557	(3.2)	420,357	501,984	(16.3)

Net revenues	1,284,286	1,217,932	5.4	1,255,469	2.3	2,539,755	2,380,970	6.7

Non-interest expenses:

Compensation and benefits	774,936	722,719	7.2	732,220	5.8	1,507,156	1,402,414	7.5

Non-compensation operating expenses	295,530	268,319	10.1	459,885	(35.7)	755,415	532,971	41.7

Total non-interest expenses	1,070,466	991,038	8.0	1,192,105	(10.2)	2,262,571	1,935,385	16.9

Income before income taxes	213,820	226,894	(5.8)	63,364	237.4	277,184	445,585	(37.8)

Provision for income taxes	58,765	61,600	(4.6)	10,372	466.6	69,137	116,716	(40.8)

Net income	155,055	165,294	(6.2)	52,992	192.6	208,047	328,869	(36.7)

Preferred dividends	9,321	9,321	0.0	9,320	0.0	18,641	18,641	0.0

Net income available to common shareholders	$145,734	$155,973	(6.6)	$43,672	233.7	$189,406	$310,228	(38.9)

Earnings per common share:

Basic	$1.41	$1.50	(6.0)	$0.42	235.7	$1.82	$2.98	(38.9)

Diluted	$1.34	$1.41	(5.0)	$0.39	243.6	$1.73	$2.82	(38.7)

Cash dividends declared per common share	$0.46	$0.42	9.5	$0.46	0.0	$0.92	$0.84	9.5

Weighted average number of common shares outstanding:

Basic	103,349	104,150	(0.8)	104,764	(1.4)	104,049	104,217	(0.2)

Diluted	108,847	110,285	(1.3)	110,635	(1.6)	109,791	110,156	(0.3)

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Non-GAAP Financial Measures (9)

	Three Months Ended		Six Months Ended

(000s, except per share amounts)	6/30/2025	6/30/2024	6/30/2025	6/30/2024

GAAP net income	$155,055	$165,294	$208,047	$328,869

Preferred dividend	9,321	9,321	18,641	18,641

Net income available to common shareholders	145,734	155,973	189,406	310,228

Non-GAAP adjustments:

Merger-related (10)	20,376	13,821	33,037	25,975

Restructuring and severance (11)	27,041	9,961	27,041	9,961

Provision for income taxes (12)	(7,525)	(3,185)	(9,622)	(6,248)

Total non-GAAP adjustments	39,892	20,597	50,456	29,688

Non-GAAP net income available to common shareholders	$185,626	$176,570	$239,862	$339,916

Weighted average diluted shares outstanding	108,847	110,285	109,791	110,156

GAAP earnings per diluted common share	$1.42	$1.50	$1.90	$2.98

Non-GAAP adjustments	0.37	0.19	0.45	0.27

Non-GAAP earnings per diluted common share	$1.79	$1.69	$2.35	$3.25

GAAP earnings per diluted common share available to common shareholders	$1.34	$1.41	$1.73	$2.82

Non-GAAP adjustments	0.37	0.19	0.45	0.27

Non-GAAP earnings per diluted common share available to common shareholders	$1.71	$1.60	$2.18	$3.09

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GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Six Months Ended

(000s)	6/30/2025	6/30/2024	6/30/2025	6/30/2024

GAAP compensation and benefits	$774,936	$722,719	$1,507,156	$1,402,414

As a percentage of net revenues	60.3%	59.3%	59.3%	58.9%

Non-GAAP adjustments:

Merger-related (10)	(2,946)	(5,764)	(7,002)	(11,297)

Restructuring and severance (11)	(27,041)	(9,961)	(27,041)	(9,961)

Total non-GAAP adjustments	(29,987)	(15,725)	(34,043)	(21,258)

Non-GAAP compensation and benefits	$744,949	$706,994	$1,473,113	$1,381,156

As a percentage of non-GAAP net revenues	58.0%	58.0%	58.0%	58.0%

GAAP non-compensation expenses	$295,530	$268,319	$755,415	$532,971

As a percentage of net revenues	23.1%	22.1%	29.8%	22.4%

Non-GAAP adjustments:

Merger-related (10)	(17,338)	(8,048)	(25,957)	(14,669)

Non-GAAP non-compensation expenses	$278,192	$260,271	$729,458	$518,302

As a percentage of non-GAAP net revenues	21.7%	21.4%	28.7%	21.8%

Total adjustments	$47,417	$23,782	$60,078	$35,936

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)	Non-GAAP pre-tax margin is calculated by adding total non-GAAP adjustments and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets were $84.3 million and $75.8 million as of June 30, 2025 and 2024, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at the time of the Company’s earnings release, July 30, 2025.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	The Company recorded severance costs associated with workforce reductions in certain of its foreign subsidiaries.
(12)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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